Exhibit 21-A

                           OTTER TAIL POWER COMPANY

                        Subsidiaries of the Registrant
                                March 1, 1994

          Company                               State of Incorporation

Minnesota Dakota Generating Company                   Minnesota
Otter Tail Realty Company                             Minnesota
Otter Tail Management Corporation*                    Minnesota
ORD Corporation*                                      Minnesota
Quadrant Co.                                          Minnesota
North Central Utilities, Inc.                         Minnesota
Midwest Information Systems, Inc.                     Minnesota
Midwest Telephone Co.                                 Minnesota
Osakis Telephone Company                              Minnesota
Data Video Systems, Inc.                              Minnesota
MIS Investments, Inc.                                 Minnesota
Mid-States Development, Inc.                          Minnesota
Hylden Industries, Inc.*                              Minnesota
Glendale Machining, Inc.                              Minnesota
Precision Machine of North Dakota, Inc.               North Dakota
Dakota Machine Tool, Inc.                             North Dakota
Aerial Contractors, Inc.                              North Dakota
Moorhead Electric, Inc.                               Minnesota
KFGO, Inc.                                            North Dakota
Western Minnesota Broadcasting Company                Minnesota
Imaging Plus, Inc.                                    North Dakota
Mobile Imaging. Inc.                                  North Dakota
International Falls Imaging, Inc.                     North Dakota
Scanners, Inc.                                        Minnesota
Great Plains Imaging, Inc.                            North Dakota
Diagnostic Medical Systems, Inc.                      North Dakota
DMS Leasing Corporation                               North Dakota
Medical Operators and Management Corp.                North Dakota









*Inactive